EXHIBIT 10.5

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

MANUFACTURING AND LICENSE AGREEMENT

THIS MANUFACTURING AND LICENSE AGREEMENT (the “Agreement”) is made and entered into as of December 17, 2008 (the “Effective Date”) by and between OPEN ENERGY CORPORATION, a Nevada corporation (“Licensor”), having a principal place of business at 514 Via de la Valle, Suite 200, Solana Beach, California 92075, and WUXI SUNTECH POWER CO., LTD., a corporation organized under the laws of the People’s Republic of China (“Suntech”) having a principal place of business at 17-6 Chang Jiang South Road, New District Wuxi, China 214028.

1.           Definitions and Grant of License.

1.1             “Affiliate” means, with respect to either party, any other party that, directly or indirectly controls or is controlled by or is under common control with such party.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such party through the ownership of voting securities.

1.2             “Licensor Technology” means all Technology provided by Licensor to Suntech pursuant to this Agreement.

1.3             “Ancillary Technology” means all tooling, test equipment, test programs and fixtures that Licensor provides to Suntech hereunder.

1.4             “Confidential Information” means all non-public information that the party disclosing the information (the “Disclosing Party”) designates at the time of disclosure as being confidential, or if disclosed orally or visually is identified as such prior to disclosure and summarized, in writing, by the Disclosing Party to the receiving party (the “Receiving Party”) within thirty (30) days,, without limitation, the terms and conditions of this Agreement and the Disclosing Party’s trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.  Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Receiving Party or any of its Representatives or (ii) is already available to, or becomes available to, the Receiving Party on a non-confidential basis from a source other than Disclosing Party or any of its Representatives; provided, that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Disclosing Party or any other party with respect to such information.

1.5             “Derivative(s)” means any improvement, modification, correction, variation, enhancement or revision relative to any Intellectual Property Rights applicable to the Products.

1.6             “Intellectual Property Rights” means copyright rights (including, without limitation, the exclusive right to use, reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), trademark rights (including, without limitation, trade names, trademarks, service marks, and trade dress), patent rights (including, without limitation, the exclusive right to make, use and sell), pending patent rights, trade secrets, moral rights, right of publicity, authors’ rights, contract and licensing rights, goodwill, Technology, Specifications (only as it refers to Licensor Intellectual Property) and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, regardless of whether such rights arise under the law of the United States or any other state, country or jurisdiction.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

1.7             “Manufacturing Facility” means Suntech’s manufacturing facility in Wuxi, Jiangsu Province, People’s Republic of China.

1.8             “Products” means the products identified on Exhibit A hereto, and any Derivatives thereof.

1.9             “Specifications” means the functional and performance specifications (including, without limitation, bills of materials, schematic diagrams, parts and assembly drawings) relating to the testing and manufacturing of each Product as provided by Licensor.

1.10           “Suntech Materials” means the photovoltaic panels and other Suntech inventory (excluding the Licensor Materials) incorporated into the Products.

1.11           “Suntech Technology” means the Technology provided by Suntech to Licensor pursuant to this Agreement and all Derivatives thereof, specifically excluding that technology defined as Licensor Technology.

1.12           “Technology” means all technical information and/or materials, including, without limitation, ideas, techniques, designs, sketches, drawings, models, inventions, know-how, processes, apparatus, methods, equipment, algorithms, software programs, data, software source documents, other works of authorship, formulae and information concerning engineering, research, experimental work, development, design details and specifications.

1.13           “Trademarks” means the trademarks, trade names and service marks adopted by Licensor or Suntech, as the case may be, or their licensors from time to time.

1.14             Licenses Granted.  Subject to full and timely payment of all amounts properly due under this Agreement, Licensor hereby grants to Suntech an exclusive, nontransferable, world-wide, royalty-bearing license, without the right to sublicense, under the Intellectual Property Rights associated, solely internally and solely for the purpose of making, having made, using, selling, and offering for sale Products (including any Derivative thereof and any similar or new generation products designed to be integrated into or affixed to membrane and similar flat roofing material, and any similar or new generation products ) limited to the geographic area specified on Exhibit B (the “Territory”).  . Licensor expressly reserves its own right to improve, modify, develop and create Derivatives of the Products, provided that, such Derivatives shall be subject to this Agreement and the license granted hereby.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

2.           Manufacturing Obligations.

2.1             Manufacturing.  Suntech agrees to manufacture the Products, upon the terms and conditions of this Agreement.  Suntech shall manufacture such Products in accordance with normal and customary quality requirements for a high quality contract manufacturer and in accordance with the applicable Specifications.  Suntech agrees to reserve  production capacity (measured in Megawatts) for manufacture of the Products in at least the amounts corresponding to the quantity of Products the sale of which would generate  at least the Minimum Royalty for each applicable period set forth in Section 3.4, provided that the Products have, in the case of North American sales, either UL or CSA certification, and, in the case of European sales, IEC certification.

2.2             Testing. Suntech will only ship Products which have been tested successfully according to its normal procedures.  Suntech will perform final testing of all Products at the Manufacturing Facility.

2.3             Ancillary Technology.  Licensor, with consent of Suntech, may furnish Ancillary Technology to Suntech for use solely in the manufacture and testing of the Products.  Suntech will not at any time use the Ancillary Technology for any other purposes or for any third parties or in any manner other than in performing Suntech’s obligations under this Agreement. Suntech acknowledges that any Ancillary Technology furnished to Suntech hereunder has been provided without additional consideration for Suntech’s convenience and Licensor specifically disclaims any and all warranties with respect to the Ancillary Technology, which shall be furnished, if at all, with all faults.

2.4             Identification.  The Products shall include Suntech labels of its own choosing and on the product label the statement “Powered by Open Energy Technology” or similar phrase incorporating Licensor’s corporate name and/or designated mark.  To the extent Suntech’s website describes the Products in reasonable detail, Suntech shall include a similar statement on that section of its website which describes the Products.

2.5             License to Suntech Technology.  To the extent that Suntech provides any Suntech Technology to Licensor, Suntech hereby grants to Licensor a royalty-free license to use the Suntech Technology provided to Licensor in connection with the development and testing of the Products.

2.6             Restrictions.  Except as expressly set forth above, each party retains all of its Intellectual Property Rights.  No license is granted by Licensor to make, use or sell any other products under the Licensor Intellectual Property Rights or to make, use or sell any products for any other purpose.  Except as provided for in this Agreement, Suntech will not disclose Licensor’s Intellectual Property Rights to any third party.  Suntech will not modify or reverse engineer any Licensor Technology.

2.7            Marketing. Notwithstanding any of the above, each party may use the other party’s name, tradenames, trademark, and other related intellectual property, including photographs or other copyrighted works, solely for the purpose of marketing or promotional materials.  To the extent that a party has guidelines governing use of such property, the other party shall abide by such governing rules, except to the extent that prior permission is required by such governing rules.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

3.           Responsibilities of the Parties.

3.1             Royalties.  Suntech shall pay royalties to Licensor as specified in the attached Exhibit C (the “Royalties”), for each Product manufactured in accordance with this Agreement.  The Royalties with respect to a Product shall accrue upon its sale in accordance with the Agreement.  Royalties shall be payable to Licensor on or before the fifteenth (15th) day of the calendar month immediately following each calendar quarter in which the Royalties accrued.  All Royalties are in U.S. dollars and payment shall be made in U.S. dollars. To the extent that Licensor has defaulted on any other payments under any other valid agreement or order with Suntech, Suntech may offset the Royalties owed under this Agreement by 75% until such time as such default amounts are completely repaid.

3.2             Royalty Statements.  Suntech shall furnish to Licensor, on or prior to the fifteenth (15th) day of the calendar month immediately following each calendar quarter, a full and complete statement, showing the number of each type of Product manufactured during the calendar quarter in question, the total wattage for each such Product, the total gross sales revenues for each such Product,  the amount of royalties due with respect to such gross sales revenues, the quantities of each Product on hand and in transit as of the end of the month, and the name and address of each wholesaler or other party to which Suntech has sold the Products during the month.  There shall be a breakdown of sales of Products by country, and all figures and monetary amounts shall first be stated in the currency in which the pertinent sales were actually made.  If several currencies are involved in any reporting category, that category shall be broken down by each currency.  Next to each currency amount shall be set forth the equivalent amount stated in U.S. dollars as of the date of the applicable transaction, and the rate of exchange used in making the required conversion calculation.

3.3             Records and Audit Rights.  Suntech shall keep complete and accurate books of accounts and records covering all transactions relating to the licenses hereby granted and the sale and/or distribution of  Products.  Licensor and its duly authorized representatives shall have the right, not more than two (2) times per year and upon reasonable notice and during reasonable hours, to audit such books of account and records with respect to the subject matter and terms of this Agreement.  All books of account and records of Suntech shall be kept available to Licensor for at least three (3) years after the expiration or termination of this Agreement.  If such audit reveals that the payments made to Licensor for the period audited are at least five percent (5%) less than the amount actually payable to Licensor for such period, Suntech shall reimburse Licensor for all reasonable costs associated with such audit.

3.4             Minimum Take.  During calendar year 2010, Suntech will sell a quantity of Products such that  Royalties would be payable in respect of at least the following amounts on a worldwide basis (the “Minimum Royalty”) during such years:

2010

[***] Megawatts January-June 2010

[***] Megawatts July-December 2010

2011-2013

[***] Omitted Term

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

For each of years 2011, 2012 and 2013, Suntech and Licensor shall attempt to reach agreement on a worldwide Minimum Royalty applicable to such years on or prior to the date that is ninety (90) calendar days prior to the first day of each year.  Factors that the parties shall consider in negotiating such Minimum Royalties shall include [***]. If the parties are unable to reach agreement regarding the Minimum Royalty for any such annual period, then the Minimum Royalty shall equal [***].

In the event that Suntech fails to sell Products in an amount to generate at least the Minimum Royalty for any of the periods listed above, then the license granted to Suntech in Section 1 of this Agreement shall become non-exclusive, and Licensor shall be free to license any of the Intellectual Property Rights covered hereby to any other party.  In the event that Suntech affirmatively decides to cease commercialization of the Products subsequent to December 2010, Licensor shall have the right to amend this Agreement upon thirty (30) days written notice to Suntech to be non-exclusive, which notice shall state with specificity the source of Licensor’s belief that commercialization of the Products has ceased and Licensor’s intent to amend this Agreement.

3.5             Testing and Certifications.  Suntech shall use commercially reasonable efforts to cause the Products to be tested and certified pursuant to IEC guidelines as soon as reasonably practicable, and pursuant to all other such applicable  standards and regulations of the various local, state, federal and international markets in which the Product will be sold or distributed.  Suntech shall use commercially reasonable efforts to cause Product sales in Europe within calendar 2009, subject to the prior receipt of applicable IEC certification as described above in this Section 3.5.

4.           Marketing.  The Parties shall have the responsibilities as set forth on Exhibit B attached hereto.

5.           Quality Assurance.

5.1             Quality Standards.  Suntech will manufacture the Products in accordance with the quality requirements, standards and expectations as is usual and customary.

5.2             Quality Issues.  Suntech agrees to use reasonable commercial efforts to inform Licensor of any quality issues concerning the production of the Products as soon as possible after discovery thereof.

6.           Engineering Changes

6.1             ECOs.  Licensor may, upon advance written notice to Suntech, submit engineering change orders (“ECOs”) for changes to the Products.  ECOs will include documentation of the change to effectively support an investigation of the impact of the engineering change.  Suntech will review the ECO and report to Licensor within twenty (20) business days of Suntech’s receipt of the ECO.  If the ECO affects the manufacturing costs or timing of the Products or otherwise affects the price or manufacturing process of the affected Products, the parties agree to negotiate in good faith an equitable adjustment to the price and/or delivery timing of the affected Products prior to implementation of the change.  The parties agree that twenty (20) business days is a reasonable time period to permit Suntech to evaluate ECO impact regarding potential excess manufacturing costs and price.  Suntech may in its sole discretion decide to reject any ECO that it reasonably believes will adversely effect its obligations under this Agreement.

[***] Omitted Term

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

6.2             No Changes.  No changes will be made to the Products without Licensor’s prior written consent and no approved change will be made effective prior to the date approved by Licensor in writing.  Suntech will not change or modify the processes for the Products without Licensor’s prior written consent.  For the avoidance of doubt, to the extent any such approved change or modification, to the extent it shall constitute intellectual property, shall be deemed Licensor Intellectual Property Rights, subject to Section 7 below.

7.           Ownership.

7.1             Ownership by Licensor.  As between Licensor and Suntech, Licensor will own all right, title, and interest in and to Specifications, Ancillary Technology and the Licensor Technology and all Intellectual Property Rights therein. Licensor represents and warrants that it has full and exclusive right and ownership in the Licensor Technology, Licensor Trademarks, Specifications, Ancillary Technology and Licensor Intellectual Property Rights.  During and after the term of this Agreement, Suntech shall, and shall cause its respective personnel to, from time to time as and when requested by Licensor in accordance with this Section 7 and at the Licensor’s expense, but without further consideration, execute any or all papers and documents and perform any or all other acts necessary or appropriate, in the reasonable discretion of the Licensor, to evidence or further document the Licensor’s ownership of such Intellectual Property Rights and Derivatives.

7.2             Ownership by Suntech.  As between Suntech and Licensor, Suntech will own all rights, title and interest in and to the Suntech Technology and all Intellectual Property rights therein. Suntech represents and warrants that it has full and exclusive right and ownership in the Suntech Trademarks, Suntech Technology and Suntech Intellectual Property.

8.           Sales to Licensor

Suntech agrees to sell Product to Licensor (or any affiliate or designee thereof) on the terms set forth on Exhibit D hereof; provided, that, Licensor shall not be permitted to sell Product in Europe during the term of this Agreement. For the avoidance of doubt, the purchase of Product by Licensor or its affiliate or designee shall not generate Royalties consistent with any other sales of Product hereunder.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

9.           Confidential Information.

9.1             Confidentiality Obligations.  Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party.  The Receiving Party will, at all times, both during the term of this Agreement and at all times thereafter, keep in confidence and trust all of the Disclosing Party’s Confidential Information that it received.  The Receiving Party will not use the Confidential Information of the Disclosing Party other than as necessary to perform its obligations or exercise its rights under this Agreement.  The Receiving Party will take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party’s Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized parties.  The Receiving Party will not disclose Confidential Information of the Disclosing Party to any party other than its officers, employees and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into written confidentiality agreements with the Receiving Party that protect the Confidential Information of the Disclosing Party.  The Receiving Party will immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party’s Confidential Information.  The Receiving Party agrees to assist the Disclosing Party in remedying such unauthorized use or disclosure of its Confidential Information.

9.2             Exclusions.  The parties’ obligations in Section 9.1 will not apply to the extent that Confidential Information includes information which: (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party will have the burden of proving; (b) is, or, through no act or failure to act of the Receiving Party, becomes publicly known; (c) is received by the Receiving Party from a third party without restriction on disclosure; (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving; or (e) is approved for release by written authorization of the Disclosing Party.

9.3             Legal Disclosures.  A disclosure of Confidential Information (a) in response to a valid order by a court or other governmental body, or (b) otherwise required by law (including, without limitation, the rules and regulations of the Securities and Exchange Commission (“SEC”) relating to the filing of exhibits to filings required under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended) will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided however, that the party disclosing such information shall provide prompt written notice thereof to the other party, so as to enable it to seek a protective order or to otherwise prevent such disclosure, and will use all reasonable efforts to keep as much information as possible confidential, including requests for “confidential treatment” from the SEC.  Either party may disclose general (ie. non-pricing) information concerning this Agreement and the transactions contemplated hereby in connection with: (x)  the due diligence review of a party by potential business partners or investors, or investment bankers, to such persons and to their employees, agents, attorneys and auditors; and (y) obtaining legal advice regarding this Agreement or any related matters, to the party’s outside legal advisors.  Any and all information may be shared pursuant to quarterly and annual financial or tax audits, to the party’s public accounting firm.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

9.4             Confidential Information.  All Specifications and Statements of Work shall be deemed to be Confidential Information, regardless of whether such information is marked as confidential or not.

9.5             Notice of Infringement.  Each of the parties shall promptly report in writing to the other during the term of this Agreement any suspected infringement of the Intellectual Property Rights and any suspected unauthorized use or misappropriation of any Licensor Technology in the Territory of which it becomes aware, and shall provide the other with all available evidence supporting such suspected infringement or unauthorized use or misappropriation.

9.6             Primary Right.  Licensor shall have the primary right, but not the obligation, to initiate an appropriate suit anywhere in the world against any third party who at any time is suspected of infringing all or any portion of the Intellectual Property Rights or using without proper authorization all or any portion of the Licensor Technology in the Territory.  Licensor shall give Suntech sufficient advance notice of its intent to file such suit and the reasons.  Further, Licensor shall keep Suntech informed, and shall from time to time consult with Suntech regarding the status of any such suit.

9.7             Licensee Participation.  Licensor shall have the sole and exclusive right to select counsel for any suit referred to in Section 9.6 and this Section 9.7 and shall, except as provided herein, pay all expenses of the suit, including without limitation attorneys' fees and court costs.  Licensee shall have the right, but not the obligation, to contribute fifty percent (50%) of the costs incurred in connection with such litigation and, if it so elects, any damages, royalties, settlement fees or other consideration received by Licensor for past infringement or misappropriation as a result of such litigation shall be shared by Licensee and Licensor pro rata based on their respective sharing of the costs of such litigation.  In the event that Licensee elects not to contribute to the costs of such litigation, Licensor shall be entitled to retain any damages, royalties, settlement fees or other consideration resulting therefrom.  If necessary, Licensee shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit.  Licensee shall offer reasonable assistance to Licensor at no charge to Licensor except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance.  Licensee shall have the right to participate and be represented in any such suit by its own counsel at its own expense.  Licensee shall not settle any such suit involving rights of Licensor without obtaining the prior written consent of Licensor.

10.           Warranty.

10.1             Product Warranty.  Suntech will provide a warranty to end users of the Products with respect to the Products consisting of not less than a power output warranty of 10 year 90% power output; 20 years, 80 power output.  Additionally, Suntech warrants for the same period as the warranty to end users described in the preceding sentence (the “Warranty Period”), that (a) the Product will conform to the Specifications; (b) the Product will be of good material and workmanship and free from defects in the manufacture; and (c) the Product will be free and clear of all liens and encumbrances and that Suntech will convey good and marketable title to such Product.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

10.2             Materials Warranty.  Suntech warrants that all Products purchased from or repaired by Suntech will consist of new materials (not used, recycled or of such age as to impair its usefulness or safety, except as may be approved in advance and in writing by Licensor).

10.3             Other Obligations and Warranties.

(a)           Regulatory Compliance.  Suntech represents and warrants that the Manufacturing Facility will comply and its manufacturing processes will be conducted in accordance with all applicable international, federal, state and local statutes, laws and regulations.

(b)           Technology Non-Infringement.  Licensor represents and warrants that none of the Licensor Technology, the Specifications or the Ancillary Technology infringes or otherwise misappropriates any third party Intellectual Property Rights.

(c)           Formation, Good Standing and Authority.  Each of Suntech and Licensor represents and warrants to the other that it is a company duly formed, validly existing and in good standing under the laws of its jurisdiction and that this Agreement has been duly executed and delivered by it, and (assuming due authorization, execution and delivery by the other) constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(d)           No Conflict.  Each of Suntech and Licensor represents and warrants to the other that the execution, delivery and performance by it of this Agreement do not and will not (i) violate or conflict with its Certificate of Incorporation, By-laws or similar governing documents, (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it, or (iii) result in any breach of, or constitute a default (or event of default that, with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on, any of its assets or properties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to its assets or properties to which it is a party or by which any of its assets or properties is bound or affected.

(e)           Consents and Approvals.  Each of Suntech and Licensor represents and warrants to the other that, except for any import and/or export approvals, licenses and/or other permits as set forth hereunder, the execution, delivery and performance of this Agreement by it do not and will not (i) require any consent, approval, authorization or other action by, or filing with or notification to, any governmental authority, except where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent it from performing any of its material obligations under this Agreement, or ii) require any third-party consents, approvals, authorizations or actions on its part.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

10.4             Warranty Disclaimer.  THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF, AND EACH PARTY EXPRESSLY DISCLAIMS AND THE OTHER PARTY WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS UNDER THE UNIFORM COMMERCIAL CODE AND FITNESS FOR A PARTICULAR PURPOSE.

11.           Insurance.  Each party will maintain workers’ compensation and comprehensive general liability insurance (including product liability coverage) for claims for damages because of bodily injury or death and property damage, but in no event, less insurance than required to sufficiently cover its obligations under this Agreement.

12.           Term and Termination.

12.1             Term.  This Agreement will commence on the Effective Date and will continue until December 31, 2013, unless earlier terminated pursuant to this Agreement (the “Initial Term”).  After the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each such renewal a “Renewal Term”), unless written notice is provided by either party of its intention not to renew the term of this Agreement no later than ninety (90) days prior to the end of the Initial Term or then-current term.

12.2             Termination for Default.  Either party may terminate this Agreement if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) days after written notice  (which notice will describe the alleged breach in reasonable detail) from the non defaulting party stating its intention to terminate this Agreement by reason thereof.

12.3             Other Causes of Termination.  This Agreement will terminate:

(a)           Upon the mutual written agreement of the parties to terminate this Agreement; or

(b)           Upon written notice by either party, immediately, if:

(i)           a receiver is appointed for the other party or its property;

(ii)          at any time on or after January 1, 2010, the other party becomes insolvent or unable to pay its debts as they mature in the ordinary course of business;

(iii)         the other party is liquidated or dissolved; or

(iv)         any proceedings are commenced against the other party under any bankruptcy, insolvency or debtor’s relief law and such proceedings are not vacated or set aside within sixty (60) days from the date of commencement thereof.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

12.4             Effect of Termination.  Upon the expiration or termination of this Agreement:

(a)           Suntech will immediately cease the use of all of the Licensor Technology and Intellectual Property Rights and will return all Licensor Materials, except that upon the expiration or termination of this Agreement for any reason, Suntech will complete the production of any Products of which Suntech has accepted a Purchase Order as of the effective date of such expiration or termination and deliver such completed Products and/or Licensor Materials to Licensor;

(b)           Other than as necessary for Licensor to exercise its rights under this section, each party will return or destroy all copies of the Confidential Information within thirty (30) days after the effective date of the termination and certify in writing that such party has complied with its obligations hereunder; and

(c)           NEITHER LICENSOR NOR SUNTECH SHALL BE LIABLE TO THE OTHER BECAUSE OF SUCH EXPIRATION OR TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES FOR THE LOSS OF PROSPECTIVE PROFITS, ANTICIPATED SALES OR GOODWILL, ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS OR COMMITMENTS MADE BY EITHER, OR FOR ANY OTHER REASON WHATSOEVER BASED UPON THE RESULT OF SUCH EXPIRATION OR TERMINATION, EXCEPT THAT LICENSOR SHALL BE ABLE TO RECOVER SUCH DAMAGES IF THEY ARE THE RESULT OF A MATERIAL BREACH BY SUNTECH OF ITS OBLIGATION TO DELIVER PRODUCTS UNDER A PREVIOUSLY ACCEPTED PURCHASE ORDER.

12.5             Survival.  The parties’ rights and obligations that by their nature continue and survive will survive any termination or expiration of this Agreement.

13.           Limitation of Liability.  EXCEPT FOR BOTH PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 14 AND FOR A PARTY’S BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 9, NEITHER PARTY SHALL HAVE ANY LIABILITY TO EACH OTHER OR ANY OTHER THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST DATA, LOSS OF USE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAD ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

14.           Indemnification.

14.1             By Suntech.  Suntech will defend, indemnify and hold Licensor and its officers, directors and employees harmless (inclusive of reasonable attorneys’ fees) from and against any third party claim, suit, action or proceeding brought against Licensor arising from, relating to or in connection with:  (a) acts, errors or omissions by or negligence of Suntech, its employees, officers, agents or representative of any of them in the manufacture, construction or assembly of the Product; (b) any third party claims founded on theories of product liability related to the manufacture, construction or assembly of the Products (up to, and not exceeding an amount equal to $1 million in aggregate liability for any calendar year of this Agreement); or (c) infringement by the Products  of any third party Intellectual Property Right; but in each of clauses (a) through (c) above only to the extent that such Products are not manufactured in conformity with the Specifications; and (d) the handling, storage or transport of Product in the manufacturing process, except where the Specifications dictate the aspect of the handling, storage or transportation of the Product that is the subject to the applicable claim, action or proceeding;  and in each of the foregoing clauses (a) through (d), only to the extent that such claims are not based on Licensor Intellectual Property.  THE FOREGOING STATES SUNTECH’S SOLE AND EXCLUSIVE LIABILITY WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS REGARDING PRODUCTS.

14.2             By Licensor.  Licensor  will defend, indemnify and hold Suntech and its officers, directors and employees harmless (inclusive of reasonable attorneys’ fees) from and against any third party claim, suit, action or proceeding brought against Suntech arising from or relating to: (a) claims that the Specifications or the Licensor Technology or the Ancillary Technology infringes or misappropriates any third party Intellectual Property Right; (b) acts, errors or omissions by or negligence of Licensor, its employees, officers, agents or representative of any of them in the design of the Products, or (c) any third party claims founded on theories of product liability related to the design of the Products (up to, and not exceeding an amount equal to $1 million in aggregate liability for any calendar year of this Agreement), except to the extent related to the Suntech Technology. THE FOREGOING STATES LICENSOR’S SOLE AND EXCLUSIVE LIABILITY WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS REGARDING THE SPECIFICATIONS, THE ANCILLARY TECHNOLOGY OR THE LICENSOR TECHNOLOGY.

14.3             Indemnification Procedure.  Each of the parties in its respective capacity as an indemnitee (“Indemnitee”) hereunder, shall give to the other party (“Indemnitor”) prompt written notice of any claim that might give rise to indemnified liabilities under Section 14.1 or 14.2 setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) the ability of the Indemnitor to provide such indemnification is prejudiced in any material respect thereby.  The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that no Indemnitor will settle any such claim without (i) the appropriate Indemnitee’s prior written consent which consent shall not be unreasonably withheld or delayed or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided further that the Indemnitor shall not be entitled to control the defense of any claim if in the reasonable opinion of counsel for the Indemnitee there are one or more defenses available to the Indemnitee which are not available to the Indemnitor.  To the extent that the undertaking to indemnify and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Indemnitor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitee for any Indemnitor.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

15.           General.

15.1             Assignment.  Except for an assignment by either party to an Affiliate thereof, neither party will assign this Agreement, in whole or in part, or any obligations or rights hereunder (except the right to receive payments), except with the prior written consent of the other party, which consent will not be unreasonably withheld or delayed, except in the case or a merger or acquisition, in which case consent is solely the decision of the non-assigning party.  Subject to the foregoing, this Agreement will inure to the benefit of each of the party’s successors and permitted assigns.

15.2             Relationship of the Parties.  The parties to this Agreement are independent contractors.  There is no relationship of agency, partnership, joint venture, employment or franchise between the parties.  Neither party has the authority to bind the other or to incur any obligation on its behalf.

15.3             Publicity.  Neither Licensor nor Suntech shall make any public announcement, except that Licensor may disclose that Suntech is a contract manufacturer for Licensor and Suntech may disclose the same, and except as the parties may mutually agree in advance and in writing, as to the existence and details of the matters set forth in this Agreement (other than to employees, consultants, stockholders (who are bound by confidentially agreements) or as required by such parties’ disclosure obligations under the securities laws or regulations of the United States or any state thereof).

15.4             Waiver.  No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted.  No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different or subsequent breach by either party.

15.5             Severability.  If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

15.6             Choice of Law.  This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California, as applied to agreements entered into and to be performed entirely within California between California residents.  The parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from application to this Agreement.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

15.7             Arbitration.  Except for claims for emergency or preliminary injunctive relief with respect to breach of confidentiality provisions herein or breach of any Intellectual Property Rights hereunder, which may be raised in any court of competent jurisdiction, any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in San Francisco County, California under the Rules of Arbitration of JAMS/Endispute, by a single arbitrator reasonably familiar with the technology and business pertaining to the products covered by this Agreement, appointed in accordance with said Rules.  The arbitrator shall permit discovery as provided by the Federal Rules of Civil Procedure, to the extent deemed appropriate by the arbitrator, upon request of a party.  The arbitration and all pleadings and written evidence shall be in the English language.  Judgment on the award entered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties irrevocably submit to the non-exclusive jurisdiction of the Superior Court of the State of California, San Francisco County, and the United States District Court for the Northern District of California in any action to enforce an arbitration award.

15.8             Notices.  Any notice provided for or permitted under this Agreement will be in writing and will be treated as having been given (a) when delivered personally; (b) when sent by confirmed facsimile or telecopy; (c) one (1) Business Day after being sent by nationally recognized overnight courier with written verification of receipt; or (d) three (3) Business Days after being mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this section.

If to Licensor:	If to Suntech:
Open Energy Corporation 514 Via de la Valle, Suite 200 Solana Beach, CA 92075 Fax: 858-794-8811 Attn.: General Counsel	Suntech America, Inc. 188 The Embarcadero 8th Flr. San Francisco, CA 94105 Fax: 415-882-9923 Attn.: Legal Dept.

15.9             Amendment.  This Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement and that is signed on behalf of both parties.

15.10           Force Majeure.  Neither party will be liable for any failure or delay in performance under this Agreement which is due, in whole or in part, directly or indirectly, to any contingency, delay, failure, or cause of, any nature beyond the reasonable control of such party, including, without in any way limiting the generality of the foregoing, fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, strike, lockout, blackout, unavailability of components, activities of a combination of workmen or other labor difficulties, war, insurrection, riot, act of God or the public enemy, law, act, order, export control regulation, proclamation, decree, regulation, ordinance, or instructions of government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such party of this Agreement).  In the event of the happening of such a cause, the party whose performance is so affected will give prompt written notice to the other party, stating the period of time the same is expected to continue.  Such delay will not be excused under this section for more than sixty (60) days.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

15.11           Interpretation.  The section and other headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning and/or interpretation of this Agreement.  It is the parties’ intent that this Agreement and its addenda will prevail over the terms and conditions of any purchase order, acknowledgment form or other instrument.  In the event of a conflict between the terms of this Agreement and the terms contained in any addenda to this Agreement, the terms of the addenda will be controlling.  Addenda will not be binding until executed by authorized representatives of each party.

15.12           Counterparts; Fax Signatures.  This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.  The parties agree that facsimile signatures of the parties will be binding.

15.13           Entire Agreement.  This Agreement, including all Exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior and/or simultaneous representations, discussions, negotiations and agreements, whether written or oral.

15.14           Controlling Language.  This Agreement, and the exhibits hereto, are prepared and executed in the English language only, which language shall be controlling in all respects.  Any translations of this Agreement or any exhibit hereto into any other language are for reference only and shall have no legal or other effect.  Any notice which is required or permitted to be given by one party to the other under this Agreement will be in the English language and made in writing.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

WUXI SUNTECH POWER CO., LTD.	OPEN ENERGY CORPORATION
By: /s/ Steven Chan	By: /s/ David A. Field
Name: Steven Chan	Name: David A. Field
Title: Chief Strategy Officer	Title: President/CEO

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

Exhibit A

Products

Solar membrane products that embody, employ or are produced by any invention that falls within the claims of U.S. Patent Application Serial No. 10/964,612, which are designed to be integrated into or affixed to membrane and similar flat roofing material, and any similar or new generation products.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

Exhibit B

TERRITORY

1.           Suntech shall be free to sell Products on a worldwide basis directly or through any distributor it selects, and Suntech shall be responsible for all sales, marketing and customer service activities related to the Products.

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

Exhibit C – ROYALTIES

(subject to Section 3.1 of the Agreement)

[***]

All revenue calculations described above shall be in accordance with Suntech’s prevailing accounting procedures for its publicly-reported financial statements filed with the U.S. Securities and Exchange Commission as in effect during the applicable period(s).

[***] Omitted Term

VERSION WITH CONFIDENTIAL TERMS EXCLUDED

Exhibit D – PAYMENT TERMS

[***]

[***] Omitted Term